Exhibit (l)(1)



                        SIDLEY AUSTIN BROWN & WOOD LLP

      BEIJING                787 SEVENTH AVENUE              LOS ANGELES
       ----               NEW YORK, NEW YORK 10019               ----
     BRUSSELS             TELEPHONE 212 839 5300               NEW YORK
       ----                FACSIMILE 212 839 5599                ----
      CHICAGO                  www.sidley.com               SAN FRANCISCO
       ----                                                      ----
      DALLAS                    FOUNDED 1866                   SHANGHAI
       ----                                                      ----
      GENEVA                                                  SINGAPORE
       ----                                                      ----
     HONG KONG                                                   TOKYO
       ----                                                      ----
       LONDON                                               WASHINGTON, D.C.






                                                      November 14, 2005

Japan Smaller Capitalization Fund, Inc.
Two World Financial Center, Building B
New York, New York 10281

Dear Sirs:

     This opinion is furnished in connection with the registration by Japan Smaller Capitalization Fund, Inc., a Maryland corporation (the "Fund"), of 5,282,128 shares of its common stock, par value $0.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), to be issued to stockholders of the Fund upon the exercise of the rights (the "Rights") to be distributed in accordance with the Fund's registration statement on Form N-2 (File No. 333-128763) under the Securities Act (the "Registration Statement").

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the articles of incorporation of the Fund, the by-laws of the Fund, resolutions adopted by the Fund's Board of Directors relating to the issuance of the Rights and the sale and issuance of the Shares upon the exercise of the Rights (the "Resolutions") and such other documents as we have deemed relevant to the matters referred to in this opinion.

  SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

     Based upon the foregoing, we are of the opinion that the Shares, when sold, issued and paid for upon the exercise of the Rights pursuant to the Resolutions and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable shares of common stock of the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

     In rendering the foregoing opinion, we have relied as to all matters involving the laws of the State of Maryland upon the opinion of Venable LLP, a copy of which is attached hereto.

                                             Very truly yours,

                                             /s/ Sidley Austin Brown & Wood LLP



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